UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2018

AMICUS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of
Incorporation)

001-33497	71-0869350
(Commission File Number)	(IRS Employer Identification No.)

1 Cedar Brook Drive, Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On February 15, 2018, Amicus Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters set forth on Schedule 1 thereto (the “Underwriters”), relating to an underwritten public offering of 19,354,839 shares (the “Underwritten Shares”) of the Company’s common stock, par value $0.01 per share (the “Offering”). The price to the public in this Offering is $15.50 per share, and the Underwriters agreed to purchase the Underwritten Shares from the Company pursuant to the Underwriting Agreement at a price of $14.57 per share.

In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days after February 16, 2018, to purchase up to an additional 2,903,225 shares of the Company’s common stock (the “Option Shares”, and together with the Underwritten Shares, the “Shares”) at a price of $14.57.

The net proceeds from the sale of the Underwritten Shares, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $282 million.

The Offering is being made pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-211005) filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 29, 2016, which became effective automatically upon the filing thereof. A preliminary prospectus supplement relating to the Offering was filed with the Commission on February 14, 2018, and a final prospectus supplement relating to the Offering was filed with the Commission on February 16, 2018. The closing of the Offering is expected to take place on February 21, 2018, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters (including for liabilities under the Securities Act of 1933, as amended) and termination and other provisions customary for transactions of this nature. The representations, warranties and covenants of the Company contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, are solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The legal opinion and consent of Pepper Hamilton LLP relating to the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company’s press releases, dated February 14, 2018 and February 15, 2018, announcing the commencement and pricing of the Offering, respectively, are filed as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
1.1

Underwriting Agreement dated February 15, 2018, by and among Amicus Therapeutics, Inc., J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, as representatives of the several underwriters set forth on Schedule 1 thereto

5.1	Opinion of Pepper Hamilton LLP
23.1	Consent of Pepper Hamilton LLP (reference is made to Exhibit 5.1 hereto)
99.1	Press Release of Amicus Therapeutics, Inc. dated February 14, 2018
99.2	Press Release of Amicus Therapeutics, Inc. dated February 15, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: February 16, 2018	By:	/s/ ELLEN S. ROSENBERG
	Name:	Ellen S. Rosenberg
	Title:	General Counsel and Corporate Secretary